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                                  EXHIBIT 24










                       CONSENT OF SADDINGTON-CACCIAMATTA
                         CERTIFIED PUBLIC ACCOUNTANTS

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                            SADDINGTON-CACCIAMATTA



The Securities and Exchange Commission
26 Federal Plaza
New York, NY


                    Consent of Certified Public Accountant

We have issued our reports dated May 17, 1996, relating to the financial statements of Nerox Energy Corporation for the years ended December 31, 1994 and 1995 and the financial statements of Nerox Energy Corporation for the two years ended December 31, 1994 and 1995. We consent to their use in the Form S-8 dated July 19, 1996. The financial statement of Nerox Energy Corporation for the year ended December 31, 1993 were prepared by other auditors.

                                                   ____________________________


Irvine, CA
July 19, 1996